Exhibit 10.2



November 3, 2003


Dear Investor:


On October 23, 2003, Holder Mackay Shields notified the Company in writing that they "would like to exercise their Demand Registration Rights for all underlying shares of Quadramed common stock". Pursuant to Section 2 of the Registration Rights Agreement (the "Agreement") dated April 17, 2003, the Company hereby notifies you of Mackay Shields's Demand Request. The Company shall file a Registration Statement in accordance with Section 2 of the Agreement.

All Holders who wish to include any or all of your Registrable Securities, as defined by the Agreement, in this Registration Statement, must provide notice to the Company within fifteen days of the mailing of this Request Notice, or by November 18, 2003. Your request should include the amount of Registrable Securities that you intend to sell or dispose of. Please direct such request to the attention of John Wright, Corporate Secretary, QuadraMed Corporation, at mailing address 12110 Sunset Hills Road, Reston, VA 20190 or via facsimile at
(703) 709-2495.




 ------------------------------------------
Charles J. Stahl, Executive Vice President and Chief Financial Officer